UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2005

BIOMET, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive Warsaw, Indiana 46582
(Address of Principal Executive Offices, including Zip Code)

(574) 267-6639
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Conditional Performance Stock Option Agreement for Executive Officers

On June 29, 2005 the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of Biomet, Inc. (the "Company") granted conditional performance stock options to the following Executive Officers: Bart J. Doedens, Garry L. England, Daniel P. Hann, Gregory D. Hartman, Charles E. Niemier, Steven F. Schiess, Joel P. Pratt and Roger P. Van Broeck.  In accordance with the Biomet, Inc.  1998 Qualified and Non-Qualified Stock Option Plan, the exercise price for the subject shares shall be equal to the Fair Market Value of a Common Share of the Company’s stock as of the close of business on the date of grant of the option.  The actual number of shares available for exercise by each Executive Officer shall be determined by a calculation based on the performance of the Company’s stock price in comparison to a peer group of companies over the three-year time period beginning June 29, 2005 and ending June 27, 2008.  The option shares, if any, will vest June 29, 2008 and will expire, if unexercised, on June 28, 2010.

Item 9.01. Financial Statement and Exhibits.

Exhibit 4.01                Form of Conditional Performance Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

  /s/ Gregory D. Hartman
By: Gregory D. Hartman
Its:  Senior Vice President - Finance
                  (Principal Financial Officer)

Date: July 1, 2005